GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 63946BAH3
Quarterly Report from Adviser for the Quarter Ending 09/30/2012


PROCEDURES PURSUANT TO RULE 10f-3*

(1)Name of Underwriters

(GS) GOLDMAN, SACHS &
CO.
ALLEN & COMPANY LLC
BARCLAYS CAPITAL
BNP PARIBAS
CITIGROUP GLOBAL
MARKETS INC.
CREDIT SUISSE
SECURITIES (USA) LLC
DEUTSCHE BANK
SECURITIES INC.
GLEACHER & COMPANY
SECURITIES, INC.
J.P. MORGAN SECURITIES
LLC
LEBENTHAL & CO, LLC
LLOYDS TSB BANK PLC
LOOP CAPITAL MARKETS,
LLC
MERRILL LYNCH, PIERCE,
FENNER & SMITH
INCORPORATED
MIZUHO SECURITIES USA
INC
MORGAN STANLEY & CO
LLC
PNC CAPITAL MARKETS
LLC
RBC CAPITAL MARKETS,
LLC
RBS SECURITIES INC.
SAMUEL A. RAMIREZ &
COMPANY, INC.
SANTANDER INVESTMENT
SECURITIES INC.
SMBC NIKKO SECURITIES
INC.
SUNTRUST ROBINSON
HUMPHREY, INC.
TD SECURITIES (USA)
LLC
U.S. BANCORP
INVESTMENTS, INC.
UBS SECURITIES LLC
WELLS FARGO
SECURITIES, LLC
WILLIAMS CAPITAL GROUP
L.P. (THE)

 (2)Name of Issuer

NBCUNIVERSAL MEDIA LLC

(3)Title of Security

NBCUNIVERSAL MEDIA,
LLC 2.875% 15 JAN 2023


(4)Date of Prospectus or First Offering

09/28/12


(5)Amount of Total Offering

($)1,000,000,000



(6)Unit Price

99.82





(7)Underwriting Spread or Commission

0.4500





(8)Rating

SP:BBB+/
MD:Baa2/FT:BBB





(9)Maturity Date

01/15/23





(10)Current Yield

2.8803%





(11)Yield to Maturity

2.876%





(12)Subordination Features

Sr Unsecured
*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued





(13)Nature of Political Entity, if any,
including, in the case of
revenue bonds, underlying
entity supplying the revenue

N/A

(14)Total Par Value of Bonds
Purchased***

750,000.00





(15)Dollar Amount of Purchases

($)$748,627.50





(16)Number of Shares
Purchased

750,000.00





(17)Years of Continuous
Operation
(excluding municipal
securities; see (25)(d)
below) A least 3 years
of operations





(18)% of Offering Purchased by Fund

0.0750%





(19)% of Offering Purchased
by all other GSAM-managed
Portfolios and Accounts

4.8250%





(20)Sum of (18) and (19)**

4.9000%





(21)% of Fund's Total Assets
applied to Purchase

0.3349%





(22)Name(s) of Underwriter(s)
or Dealer(s) from whom
Purchased

MORGAN STANLEY & CO. LLC
(23)Is the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person", a
Manager or Co-Manager of
the Offering?

Yes ___X____
No________





(24)Were Purchases Designated
as Group Sales or
otherwise allocated to
the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person"?

Yes_________
No___X_____





(25)Have the following
conditions been
satisfied:



(a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(16) of the Securities Exchange Act of 1934, or were municipal securities as defined in Section 3(a)(29) of the Securities Exchange Act of 1934 or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

Yes___X____
No_________

***For equity securities, the figure shown represents the number of shares purchased.

** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International ("GSAMI") , and anyother purchases by other accounts with respect to which GSAM or GSAMIhas investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A
Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus
(B) the principal amount of the class of securities being offered in any concurrent offering.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(b)  The securities were
purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes___X___
No_________


(c)	The underwriting was
a firm commitment
underwriting?

Yes___X___
No_________



With respect to any issue of securities other than Eligible Municipal Securities, was the issuer of such securities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of Eligible Municipal Securities to be purchased, were the securities sufficiently liquid that they could to be sold at or near their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk.



Yes__N/A__
No_________


/s/ Ron Aron
Portfolio Manager